WAIVER, CONSENT AND RELEASE AGREEMENT             Ex 10-50

      This WAIVER, CONSENT AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of June 1, 2005, by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation, (the "COMPANY"), and Richard Daniel, an individual residing in San Diego County, California (the "Rights Holder").

                                    RECITALS

      A. WHEREAS, the Rights Holder holds warrants to purchase shares of the common stock, $0.00001 par value per share, of the COMPANY (the "Warrants"), purchased pursuant to that certain Securities Purchase Agreement, dated as of November 16, 2004, by and among the COMPANY and the RIGHTS HOLDER (the "Securities Purchase Agreement").

      B. WHEREAS, the COMPANY desires to enter into the transactions contemplated by that certain Master Agreement dated as of the date hereof, by and among the COMPANY, Technology Properties Limited, Inc., a California corporation ("TPL") and Charles H. Moore (such transactions referred to herein as the "Proposed Transactions").

      C. WHEREAS, the Securities Purchase Agreement and the Warrants include provisions which may be implicated by the Proposed Transactions, and which may give the Rights Holder certain rights with respect to the Proposed Transactions.

      D. WHEREAS, the COMPANY and the Rights Holder desire to facilitate the Proposed Transactions by entering into this Agreement.

      NOW, THEREFORE, in consideration of the respective promises, representations, warranties, covenants and conditions contained in this Agreement, the parties hereby agree as follows:

1. Consent. Effective upon the receipt by the Rights Holder of the consideration pursuant to Section 2 of this Agreement, the Rights Holder hereby consents to, approves and ratifies the Proposed Transactions and any and all actions taken before, as of, or after the date hereof by the COMPANY (and any person acting for or on behalf of the COMPANY) in connection with the Proposed Transactions.

2. Payment to Rights Holder. In consideration of his covenants, promises, and agreements set forth in this Agreement, the Rights Holder shall be paid $60,000 by check to the address below upon the closing of the Proposed Transactions. The Rights Holder hereby acknowledges that such consideration constitutes good, valid and sufficient consideration in exchange for the covenants, promises, and agreements of the Rights Holder set forth in this Agreement..

3. Amendment of Securities Purchase Agreement. Effective as of the receipt of consideration pursuant to Section 2 of this Agreement, the Securities Purchase Agreement shall be amended to remove Section 4(l) in its entirety, and such section shall be of no further force or effect. The COMPANY and the Rights Holder hereby acknowledge and agree that this Agreement meets all of the requirements for amendment of the Securities Purchase Agreement provided in
Section 8(e) thereof.

4. Representations and Warranties of Rights Holder. In order to induce the COMPANY to enter into this Agreement, the Rights Holder represents and warrants to the COMPANY as follows:

      4.1 Full Knowledge. The Rights Holder acknowledges and agrees that he is fully aware of all of the terms and conditions of the Proposed Transactions, and that he has had an opportunity to discuss such terms and conditions with COMPANY representatives, and to ask any questions he has deemed necessary.

      4.2 Compliance with Law. The execution, delivery and performance by the Rights Holder of this Agreement and the consummation of the transactions contemplated hereby, will not cause the Rights Holder to violate or contravene
(i) any provision of law, (ii) any rule or regulation of any agency or government, or (iii) any order, writ, judgment, injunction, decree, determination or award, to which he is subject.

      4.3 Authorization. When executed and delivered by the Rights Holder, this Agreement will constitute a valid and legally binding obligation of the Rights Holder enforceable in accordance with its terms, except as may be limited by (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies, (ii) judicial principles with respect to provisions contrary to public policy, and
(iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, generally relating to creditors' rights.

5. Representations and Warranties of COMPANY. In order to induce the Rights Holder to enter into this Agreement, COMPANY represents and warrants to the RightsHolder as follows:

      5.1 Compliance with Law. The execution, delivery and performance by COMPANY of this Agreement and the consummation of the transactions contemplated hereby, will not cause COMPANY to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, or (iii) any order, writ, judgment, injunction, decree, determination or award, to which it is subject.

      5.2 Authorization. When executed and delivered by COMPANY, this Agreement will constitute a valid and legally binding obligation of COMPANY enforceable in accordance with its terms, except as may be limited by (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies, (ii) judicial principles with respect to provisions contrary to public policy, and (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, generally relating to creditors' rights.

6. Taxes. Each party shall be responsible for all taxes incurred by it as a result of any transaction contemplated by this Agreement.

7. Cooperation. COMPANY and Rights Holder acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to consummate the transactions contemplated herein. COMPANY and Rights Holder agree to cooperate with each other by executing such other documents and taking such other action as may be reasonably necessary to complete the transactions in accordance with the intent of the parties as evidenced in this Agreement.

8. General Provisions.

      8.1 Survival of Representations and Warranties. All representations and warranties of the parties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement.

      8.2 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court only to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

      8.3 Entire Agreement. With reference to the subject matter hereof, this Agreement is the complete and exclusive statement of all terms of the agreement between the parties and supersedes and cancels all prior and contemporaneous negotiations, agreements and representations, and constitutes the entire agreement between the parties. There are no representations, inducements, promises or agreements, oral or otherwise, with reference to the subject matter hereof, other than as expressly set forth herein. No modification, alteration, amendment or waiver of any provision hereof shall be effective unless in writing and signed by both parties.

      8.4 Successors Bound; Limited Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permissible assigns, except that neither party shall, without prior written consent of the other, delegate, assign, transfer, encumber or otherwise dispose of any of its rights, duties or interests under this Agreement or any part thereof.

      8.5 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

      8.6 Governing Law. It is the intention of the parties that the laws of California, including such jurisdiction's principles of conflict of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

      8.7 Forum; Expenses. In the event that any cause of action, lawsuit or other proceeding is brought by any party of this Agreement because of an alleged dispute, breach or misrepresentation in connection with or arising under this Agreement, any court of competent jurisdiction in San Diego County shall be the sole and exclusive forum for such cause of action, lawsuit or proceeding, and the prevailing party in any such action, lawsuit or proceeding shall be entitled to recover, in addition to any remedy at law or equity available to any prevailing party, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such action, lawsuit or proceeding, including, without limitation, attorneys' fees and court costs.

Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto in separate counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

PATRIOT SCIENTIFIC CORPORATION          RIGHTS HOLDER


By:
   ---------------------------          ------------------------------
Name:                                   Name:
      ------------------------                ------------------------
Title:
       -----------------------